Exhibit 99.1

Axiall Reports Third-Quarter Results

ATLANTA — Nov. 4, 2014 — Axiall Corporation (NYSE: AXLL) today announced financial results for the quarter ended Sept. 30, 2014.

The company reported net sales of $1,269.4 million for the third quarter of 2014, compared to net sales of $1,197.5 million reported for the third quarter of 2013.  The company reported Net Income attributable to Axiall of $44.5 million, or $0.63 diluted earnings per share, for the third quarter of 2014, compared to Net Income attributable to Axiall of $39.0 million, or $0.55 diluted earnings per share, for the third quarter of 2013. The company reported Adjusted Net Income of $50.8 million and Adjusted Earnings per Share of $0.72 for the third quarter of 2014, compared to Adjusted Net Income of $68.3 million and Adjusted Earnings per Share of $0.97 for the third quarter of 2013. The company reported Adjusted EBITDA of $139.3 million for the third quarter of 2014, compared to Adjusted EBITDA of $175.0 million for the third quarter of the prior year.

“Our third-quarter results were primarily driven by lower ECU values and higher ethylene costs compared to the prior year,” President and CEO Paul Carrico said.  “In our Building Products segment, we experienced volume growth in both the U.S. and Canadian markets, partially offset by the impact of a weaker Canadian dollar compared to the same period last year.”

Adjusted Net Income Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per share data)	2014	2013	2014	2013
Net income attributable to Axiall	$44.5	$39.0	$60.1	$108.3
Pretax charges:
Fair value of inventory — purchase accounting	—	—	—	13.4
Merger-related and other, net	6.8	11.4	18.3	24.3
Costs to attain Merger-related synergies	1.0	6.4	7.9	18.4
Long-lived asset impairment charges, net	0.3	25.8	1.0	28.4
Gain on acquisition of controlling interests	—	—	—	(23.5)
Loss on redemption and other debt costs	—	—	—	78.5
Total pretax charges	8.1	43.6	27.2	139.5
Provision for taxes related to these items	1.8	14.3	8.3	50.3
After tax effect of above items	6.3	29.3	18.9	89.2
Adjusted Net Income	$50.8	$68.3	$79.0	$197.5

Diluted earnings per share attributable to Axiall	$0.63	$0.55	$0.85	$1.62

Adjusted Earnings Per Share	$0.72	$0.97	$1.12	$2.95

Adjusted EBITDA	$139.3	$175.0	$335.0	$506.5

Chlorovinyls

In the Chlorovinyls segment, third quarter 2014 net sales were $769.4 million compared to $750.0 million during the third quarter of 2013. The 3 percent increase was principally due to higher vinyl resins sales volumes and prices, partially offset by lower ECU values.  The segment posted Adjusted EBITDA of $118.5 million in the third quarter of 2014, compared to Adjusted EBITDA of $151.5 million for the same quarter in the prior year. The $33.0 million decrease was principally due to:

•                  Substantially lower ECU values,

•                  Higher ethylene and natural gas costs.

These were partially offset by higher vinyl resins prices and lower manufacturing expenses.

Building Products

In the Building Products segment, net sales were $277.8 million for the third quarter of 2014, compared to $253.4 million for the same quarter in the prior year. The net sales increase was primarily due to a 21 percent increase in U.S. sales volumes and an 8 percent increase in Canadian sales volumes, partially offset by a weaker Canadian dollar.  On a constant currency basis, Building Products net sales for the quarter increased by 12 percent compared to the prior year. The segment reported Adjusted EBITDA of $34.0 million for the third quarter of 2014, compared to $31.1 million of Adjusted EBITDA during the same quarter of the prior year. The increase in Adjusted EBITDA was primarily due to higher sales volumes and lower conversion costs, partially offset by a weaker Canadian dollar and higher material and distribution costs.

Aromatics

In the Aromatics segment, net sales increased to $222.2 million for the third quarter of 2014 from $194.1 million for the third quarter of 2013.  During the third quarter of 2014, the segment recorded Adjusted EBITDA of $2.6 million, compared to Adjusted EBITDA of $5.5 million during the same quarter in 2013.  The decrease in Adjusted EBITDA was primarily due to higher raw materials costs partially offset by higher sales prices.

Conference Call

The company will discuss third-quarter financial results, business developments and outlook via conference call and webcast on Wednesday, Nov. 5, at 10:00 a.m. Eastern time.  To access the company’s third-quarter conference call, please dial (877) 820-5027 (domestic) or (706) 645-4014 (international).  Playbacks will be available from 1:00 p.m. Eastern time on Wednesday, Nov. 5, until 12:00 p.m. Eastern time on Sunday, Nov. 30.  Playback numbers are (855) 859-2056 or (800) 585-8367. The conference call ID number is 28679071.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company.  Axiall, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers.  For more information, visit www.axiall.com.

Cautionary Statements About Forward-Looking Information

This press release contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future. Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Words or phrases such as “anticipate,” “believe,” “plan,” “estimate,” “project,” “may,” “will,” “intend,” “target,” “expect,” “would” or “could” (including the negative variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These statements relate to, among other things: foreign currency exchange rates; expected growth of our businesses and products; our results of operations; our financial and operational performance, our business prospects and opportunities and  other statements of expectations concerning matters that are not historical facts. These statements are based on the current expectations of our management. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements included in this press release. These risks and uncertainties include, among other things: changes, seasonality and/or cyclicality in the industries in which our products are sold and changes in demand for our products or increases in overall industry capacity that could affect production volumes and/or pricing; the costs and operating restrictions associated with compliance with current and future environmental, health and safety laws and regulations; the availability and pricing of energy and raw materials;  risks, hazards and potential liabilities associated with manufacturing and transporting chemicals and building products; changes in the general economy, including the impacts of the current, and any potential future, economic uncertainties in the housing and construction markets; our level of indebtedness and debt service obligations and ability to continue to comply with the covenants in our asset-based and term loan credit agreements and the indentures governing our 4.875 percent senior notes due 2023 and 4.625 percent senior notes due 2021; our reliance on a limited number of suppliers for specified feedstock and services and our reliance on third-party transportation; risks, costs, liabilities, pension and post-retirement welfare benefit obligations, unexpected delays and operating restrictions associated with integrating the chemicals business of PPG with which we merged in 2013 (the “Merged Business”); competition within our industry; the integration of the Merged Business with the businesses we operated prior to our merger with the Merged Business  not being successful; complications resulting from our multiple enterprise resource planning (“ERP”) systems and the implementation of our new ERP systems; strikes and work stoppages relating to the workforce under collective bargaining agreements; any impairment of goodwill, indefinite-lived intangible assets or other intangible assets; the failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions, including our merger with the Merged Business ; shared control of our joint ventures with unaffiliated third parties, including the ability of such joint venture partners to fulfill their obligations; fluctuations in foreign currency exchange and interest rates; the significant restrictions on our business operations set forth in the agreements related to our merger with the Merged Business; and the failure to adequately protect our data and technology systems.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this press release may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Axiall’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Axiall and its business, see Axiall’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and subsequent filings with the SEC. As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axiall does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

CONTACTS:
Investor Relations	Media
Martin Jarosick	Chip Swearngan
770-395-4524	678-507-0554

AXIALL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In millions, except share data)	2014	2013
Assets:
Cash and cash equivalents	$113.7	$166.5
Receivables, net of allowance for doubtful accounts of $5.4 million at September 30, 2014 and $5.5 million at December 31, 2013.	591.3	548.8
Inventories	405.8	403.6
Prepaid expenses and other	27.8	31.6
Deferred income taxes	24.2	18.0
Total current assets	1,162.8	1,168.5
Property, plant and equipment, net	1,660.7	1,658.7
Goodwill	1,754.8	1,763.2
Customer relationships, net	1,049.2	1,101.8
Other intangible assets, net	69.3	72.9
Other assets, net	104.5	112.1
Total assets	$5,801.3	$5,877.2
Liabilities and Equity:
Current portion of long-term debt	$2.8	$2.8
Accounts payable	372.6	313.7
Interest payable	12.8	15.4
Income taxes payable	10.5	17.1
Accrued compensation	26.8	61.5
Other accrued current liabilities	115.1	132.6
Total current liabilities	540.6	543.1
Long-term debt, excluding the current portion of long-term debt	1,328.3	1,330.0
Lease financing obligation	97.5	104.7
Deferred income taxes	818.9	865.5
Pensions and other postretirement benefits	119.0	129.8
Other non-current liabilities	163.4	175.8
Total liabilities	3,067.7	3,148.9

Commitments and contingencies

Equity:
Preferred stock—$0.01 par value; 75,000,000 shares authorized; no shares issued	—	—
Common stock—$0.01 par value; shares authorized: 200,000,000 at September 30, 2014 and December 31, 2013; issued and outstanding: 70,196,116 at September 30, 2014 and 69,890,666 at December 31, 2013.	0.7	0.7
Additional paid-in capital	2,279.1	2,272.6
Retained earnings	295.1	269.3
Accumulated other comprehensive income, net of tax	47.7	66.3
Total Axiall stockholders’ equity	2,622.6	2,608.9
Noncontrolling interest	111.0	119.4
Total equity	2,733.6	2,728.3
Total liabilities and equity	$5,801.3	$5,877.2

AXIALL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2014	2013	2014	2013
Net sales	$1,269.4	$1,197.5	$3,500.0	$3,531.5
Operating costs and expenses:
Cost of sales	1,107.3	1,003.9	3,110.6	2,975.7
Selling, general and administrative expenses	79.8	74.9	232.4	219.8
Transaction-related costs and other, net	7.8	14.8	23.8	33.7
Long-lived asset impairment charges, net	0.3	25.8	1.0	28.4
Total operating costs and expenses	1,195.2	1,119.4	3,367.8	3,257.6
Operating income	74.2	78.1	132.2	273.9
Interest expense, net	(19.5)	(19.7)	(56.9)	(57.4)
Loss on redemption and other debt costs	—	—	—	(78.5)
Gain on acquisition of controlling interest	—	—	—	23.5
Foreign exchange loss	(0.3)	(0.4)	(0.2)	—
Income before income taxes	54.4	58.0	75.1	161.5
Provision for income taxes	9.3	18.7	12.5	51.3
Consolidated net income	45.1	39.3	62.6	110.2
Less net income attributable to noncontrolling interest	0.6	0.3	2.5	1.9
Net income attributable to Axiall	$44.5	$39.0	$60.1	$108.3

Income per share attributable to Axiall:
Basic	$0.64	$0.56	$0.86	$1.63
Diluted	$0.63	$0.55	$0.85	$1.62

Weighted average common shares outstanding:
Basic	70.2	69.9	70.0	66.4
Diluted	70.6	70.4	70.6	66.8

Dividends per common share	$0.16	$0.16	$0.48	$0.32

AXIALL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Cash flows from operating activities:
Consolidated net income	$45.1	$39.3	$62.6	$110.2
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation	41.6	40.3	128.4	108.1
Amortization	18.7	16.5	56.1	49.0
Loss on redemption and other debt costs	—	—	—	78.5
Gain on acquisition of controlling interest	—	—	—	(23.5)
Long-lived asset impairment charges, net	0.3	25.8	1.0	28.4
Other non-cash items	(10.2)	1.3	(0.6)	9.4
Deferred income taxes	(10.8)	0.8	(35.6)	(10.0)
Change in operating assets and liabilities, and other (excluding effects of acquisition)	60.6	64.0	(50.4)	(194.1)
Net cash provided by operating activities	145.3	188.0	161.5	156.0
Cash flows from investing activities:
Capital expenditures	(59.7)	(52.9)	(147.4)	(108.5)
Acquisitions, net of cash acquired	(0.3)	—	(6.1)	26.7
Proceeds from sale of assets and other	3.6	11.1	5.3	11.1
Net cash used in investing activities	(56.4)	(41.8)	(148.2)	(70.7)
Cash flows from financing activities:
Borrowings on ABL revolver	—	—	148.9	402.5
Repayments on ABL revolver	(13.7)	(105.2)	(148.9)	(402.5)
Issuance of long-term debt	—	—	—	450.0
Long-term debt payments	(0.9)	(0.7)	(2.6)	(531.1)
Deferred acquisition payments	(10.0)	—	(10.0)	—
Lease financing obligation payment	—	—	(2.3)	—
Make-whole and other fees paid related to financing activities	—	(0.2)	(0.6)	(98.0)
Dividends paid	(11.2)	(5.6)	(33.8)	(11.2)
Distribution to noncontrolling interest	—	—	(7.7)	(13.3)
Excess tax benefits from share-based payment arrangements	0.3	0.1	2.3	0.8
Stock compensation plan activity	(0.3)	(0.2)	(7.0)	(1.5)
Net cash used in financing activities	(35.8)	(111.8)	(61.7)	(204.3)
Effect of exchange rate changes on cash and cash equivalents	(2.1)	1.2	(4.4)	(1.4)
Net change in cash and cash equivalents	51.0	35.6	(52.8)	(120.4)
Cash and cash equivalents at beginning of period	62.7	44.3	166.5	200.3
Cash and cash equivalents at end of period	$113.7	$79.9	$113.7	$79.9

AXIALL CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Sales
Chlorovinyls products	$769.4	$750.0	$2,229.5	$2,166.3
Building products	277.8	253.4	676.3	660.0
Aromatics products	222.2	194.1	594.2	705.2
Net sales	$1,269.4	$1,197.5	$3,500.0	$3,531.5
Operating income (loss)
Chlorovinyls products	$69.6	$101.6	$159.5	$311.0
Building products	24.0	(6.7)	27.4	(0.9)
Aromatics products	2.0	5.2	(0.9)	22.5
Unallocated corporate	(21.4)	(22.0)	(53.8)	(58.7)
Total operating income	$74.2	$78.1	$132.2	$273.9

Reconciliation of Non-GAAP Financial Measures

Axiall has supplemented its financial statements prepared in accordance with GAAP with four non-GAAP financial measures: (i) Adjusted Net Income; (ii) Adjusted Earnings Per Share; (iii) Adjusted EBITDA; and (iv) building products net sales on a constant currency basis.

Adjusted Net Income is defined as Net income attributable to Axiall excluding adjustments for tax effected cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains or losses on redemption and other debt costs, and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer and the Merger, costs to attain Merger-related synergies, goodwill, intangibles, and other long-lived asset impairments.

Adjusted Earnings Per Share is calculated using Adjusted Net Income rather than consolidated net income calculated in accordance with GAAP.

Adjusted EBITDA is defined as Earnings Before Interest, Taxes, Depreciation, and Amortization, cash and non-cash restructuring charges and certain other charges, if any, related to financial restructuring and business improvement initiatives, gains or losses on redemption and other debt costs, and sales of certain assets, certain purchase accounting and certain non-income tax reserve adjustments, professional fees related to a previously disclosed and withdrawn unsolicited offer and the Merger, costs to attain Merger-related synergies, goodwill, intangibles, and other long-lived asset impairments, and interest expense related to the lease-financing transaction discussed in the 2013 Form 10-K.

Axiall has supplemented the Financial Statements with Adjusted Net Income and Adjusted Earnings Per Share because investors commonly use financial measures such as Adjusted Net Income and Adjusted Earnings Per Share as a component of performance and valuation analysis for companies, such as Axiall, that recently have engaged in transactions that result in non-recurring pre-tax charges or benefits that have a significant impact on the calculation of net income pursuant to GAAP, in order to approximate the amount of net income that such a company would have achieved absent those non-recurring, transaction- related charges or benefits. In addition, Axiall has supplemented the Financial Statements with Adjusted Net Income and Adjusted Earnings Per Share because we believe these financial measures will be helpful to investors in approximating what Axiall’s net income would have been absent the impact of certain non- recurring, pre-tax charges and benefits related to the Merger, the company’s issuance of its 4.875 Notes and the Tender Offer and related redemption of its 9 percent notes. Axiall has supplemented the Financial Statements with Adjusted EBITDA because investors commonly use Adjusted EBITDA as a main component of valuation analysis of cyclical companies such as Axiall.

In addition, Axiall may compare certain financial information including building products net sales on a constant currency basis. We present such information to provide a framework for investors to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, primarily fluctuations in the Canadian dollar. To present this information, current and comparative prior period financial information for certain businesses reporting in currencies other than United States dollars are converted into United States dollars at the average exchange rate in effect during the period, rather than the average exchange rates in effect during the respective periods.

Adjusted Earnings Per Share, Adjusted Net Income, Adjusted EBITDA and building products net sales on a constant currency basis, are not measurements of financial performance under GAAP and should not be considered as an alternative to net income, GAAP diluted earnings per share or Net

Sales, as a measure of performance or to cash provided by operating activities as a measure of liquidity. In addition, our calculation of Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDA and building products net sales on a constant currency basis, may be different from the calculation used by other companies and, therefore, comparability may be limited. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are presented in the tables set forth below.

Adjusted Earnings Per Share Reconciliation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Diluted earnings per share attributable to Axiall	$0.63	$0.55	$0.85	$1.62
Earnings per share related to adjustments between net income attributable to Axiall and Adjusted Net Income	0.09	0.42	0.27	1.33
Adjusted Earnings Per Share	$0.72	$0.97	$1.12	$2.95

Building Products Constant Currency Net Sales Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2014	2013	2014	2013
Building Products net sales	$277.8	$253.4	$676.3	$660.0
Impact of currency exchange rates	6.4	—	19.3	—
Building Products constant currency net sales	$284.2	$253.4	$695.6	$660.0

Adjusted EBITDA Reconciliations

Three Months Ended September 30, 2014

(In millions)	Chlorovinyls	Building Products	Aromatics	Unallocated Corporate & Non-operating expenses, net	Total

Adjusted EBITDA	$118.5	$34.0	$2.6	$(15.8)	$139.3
Costs to attain Merger-related synergies	(0.4)	—	—	(0.6)	(1.0)
Long-lived asset impairment charges, net	—	(0.3)	—	—	(0.3)
Depreciation and amortization	(48.4)	(8.8)	(0.6)	(2.5)	(60.3)
Interest expense, net	—	—	—	(19.5)	(19.5)
Provision for income taxes	—	—	—	(9.3)	(9.3)
Other	(0.3)	(1.0)	—	(2.5)	(3.8	)(a)
Consolidated net income (loss) (b)	$69.4	$23.9	$2.0	$(50.2)	$45.1

(a)    Includes $6.8 million Merger-related and other, net, partially offset by $1.6 million of lease financing obligations interest and $1.3 million for debt issuance cost amortization.

(b)    Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Three Months Ended September 30, 2013

(In millions)	Chlorovinyls		Building Products	Aromatics	Unallocated Corporate & Non-operating expenses, net	Total

Adjusted EBITDA	$151.5		$31.1	$5.5	$(13.1)	$175.0
Costs to attain Merger-related synergies	(3.4	)(a)	—	—	(3.0)	(6.4)
Long-lived asset impairment charges, net	—		(25.8)	—	—	(25.8)
Depreciation and amortization	(45.7)		(9.1)	(0.3)	(1.7)	(56.8)
Interest expense, net	—		—	—	(19.7)	(19.7)
Provision for income taxes	—		—	—	(18.7)	(18.7)
Other	(1.1)		(2.9)	—	(4.3)	(8.3	)(b)
Consolidated net income (loss) (c)	$101.3		$(6.7)	$5.2	$(60.5)	$39.3

(a)  Includes $3.0 million of plant reliability improvement initiatives that are included in cost of sales on our condensed consolidated statements of operations.

(b)  Includes $11.4 million Merger-related and other, partially offset by $1.8 million of lease financing obligations interest and $1.3 million for debt issuance cost amortization.

(c)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Nine Months Ended September 30, 2014

(In millions)	Chlorovinyls		Building Products	Aromatics	Unallocated Corporate & Non-operating expenses, net	Total

Adjusted EBITDA	$316.3		$58.7	$0.5	$(40.5)	$335.0
Costs to attain Merger-related synergies	(3.9	)(a)	—	—	(4.0)	(7.9)
Long-lived asset impairment charges, net	—		(1.0)	—	—	(1.0)
Depreciation and amortization	(149.9)		(26.2)	(1.4)	(7.0)	(184.5)
Interest expense, net	—		—	—	(56.9)	(56.9)
Provision for income taxes	—		—	—	(12.5)	(12.5)
Other	(3.3)		(3.9)	—	(2.4)	(9.6	)(b)
Consolidated net income (loss) (c)	$159.2		$27.6	$(0.9)	$(123.3)	$62.6

(a)  Includes $2.5 million of plant reliability improvement initiatives that are included in cost of sales on our condensed consolidated statements of operations.

(b)  Includes $18.3 million in Merger-related and other, net, offset by $4.9 million of lease financing obligations interest and $3.9 million for debt issuance cost amortization expense.

(c)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.

Nine Months Ended September 30, 2013

(In millions)	Chlorovinyls		Building Products	Aromatics	Unallocated Corporate & Non-operating expenses, net	Total

Adjusted EBITDA	$463.3		$56.8	$23.4	$(37.0)	$506.5
Costs to attain Merger-related synergies	(11.6	)(a)	—	—	(6.8)	(18.4)
Long-lived asset impairment charges, net	—		(28.4)	—	—	(28.4)
Depreciation and amortization	(124.7)		(26.5)	(0.9)	(5.0)	(157.1)
Interest expense, net	—		—	—	(57.4)	(57.4)
Loss on redemption and other debt cost, net	—		—	—	(78.5)	(78.5)
Gain on acquisition of controlling interest	23.5		—	—	—	23.5
Provision for income taxes	—		—	—	(51.3)	(51.3)
Other	(15.7)		(2.7)	—	(10.3)	(28.7	)(b)
Consolidated net income (loss) (c)	$334.8		$(0.8)	$22.5	$(246.3)	$110.2

(a)  Includes $9.0 million of plant reliability improvement initiatives that are included in cost of sales on our condensed consolidated statements of operations.

(b)  Includes $24.3 million of Merger-related and other, net, and $13.4 million of inventory fair value purchase accounting adjustment, partially offset by $5.4 million of lease financing obligations interest and $3.8 million for debt issuance cost amortization expense.

(c)  Earnings of our segments exclude interest income and expense, unallocated corporate expenses and general plant services, and provision for income taxes.